Exhibit 99.1

Cheetah Net Supply Chain Service Inc. Announces Pricing of $5.0 Million Initial Public Offering

Charlotte, North Carolina, July 31, 2023 -- Cheetah Net Supply Chain Service Inc. (“Cheetah Net” or the “Company”) (NASDAQ: CTNT), a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market, today announced the pricing of its initial public offering of 1,250,000 shares of Class A common stock. Each share of Class A common stock is being sold at an offering price of $4.00, for gross proceeds of $5.0 million, before deducting underwriting discounts and offering expenses. In addition, Cheetah Net has granted the underwriters a 45-day option to purchase up to an additional 187,500 shares of Class A common stock to cover over-allotments at the initial public offering price, less the underwriting discount. All the shares of Class A common stock are being offered by the Company.

The shares of Class A common stock are expected to begin trading on the Nasdaq Capital Market on August 1, 2023, under the symbol “CTNT.” The offering is expected to close on August 3, 2023, subject to satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole book-running manager in connection with the offering. Hunter Taubman Fischer & Li LLC is acting as U.S. counsel to the Company, and Loeb & Loeb LLP is acting as U.S. counsel to Maxim Group LLC in connection with the offering.

A registration statement on Form S-1, as amended (File No. 333-271185) was filed with the U.S. Securities and Exchange Commission (the “SEC”), which became effective on July 31, 2023. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. The offering is being made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in this offering, interested parties should read in its entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cheetah Net Supply Chain Service Inc.

Cheetah Net is a supplier of parallel-import vehicles sourced in the U.S. to be sold in the PRC market. In the PRC, parallel-import vehicles refer to those purchased by dealers directly from overseas markets and imported for sale through channels other than brand manufacturers’ official distribution systems. To the Company’s knowledge, there are currently no U.S. federal or state laws, regulations, or rules on trade or export that prohibit the export of vehicles that will be parallel imported into foreign countries. The Company purchases automobiles, primarily luxury brands such as Mercedes, BMW, Porsche, Lexus, and Bentley, from the U.S. market and resells them to the Company’s customers, including both U.S. and PRC parallel-import car dealers. The Company derives profits primarily from the price difference between the Company’s buying and selling prices for parallel-import vehicles.

Forward-Looking Statements

This press release contains certain forward-looking statements, including those relating to the anticipated timing of completion of the offering and other statements that are predictive in nature. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the intended use of proceeds, the expected date the Company’s shares of Class A common stock will begin trading, the satisfaction of customary closing conditions, and the expected date of the closing of the offering. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s filings with the SEC, including its registration statement on Form S-1, as amended from time to time, under the caption “Risk Factors.”

For more information, please contact:

Cheetah Net Supply Chain Service Inc.

Robert W. Cook

Chief Financial Officer

(704) 972-0209

robert.c@cheetah-net.com

LHA Investor Relations

Jody Burfening

(212)-838-3777

jburfening@lhai.com